
                                              EXHIBIT 2
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                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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                      Travelers Investment Management Company, an investment advisor in accordance with Section 240-13d-1(b) (1)(ii)(E)

                      Each of the undersigned hereby affirms the identification and Item 3
                      Classification of the subsidiary(s) which acquired the securities filed for in this Schedule 13G.



                    Date: June 10, 2003


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Joseph B. Wollard
                                              --------------------------------
                                              Name:  Joseph B. Wollard
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                               Name:  Serena D. Moe
                                               Title: Assistant Secretary
